                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 29, 2000
                  --------------------------------------------
                     Date of Report (Date of earliest event
                                    reported)


                               CORIXA CORPORATION
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               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                       0-22891                    91-1654387
-----------------------------  ---------------------------  ---------------------------
(State or Other Jurisdiction      (Commission File No.)            (IRS Employer
      of Incorporation)                                         Identification No.)


           1124 COLUMBIA STREET, SUITE 200, SEATTLE, WASHINGTON 98104
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               (Address of Principal Executive Offices) (Zip Code)

                                 (206) 754-5711
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              (Registrant's Telephone Number, Including Area Code)

                                      NONE
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.        OTHER EVENTS

        On December 29, 2000, Corixa Corporation, a Delaware corporation (the "Company") announced that it had drawn down the remaining $37.5 million on a $50 million equity line of credit (the "Equity Line of Credit") originally entered into with Castle Gate, L.L.C., a Washington limited liability company ("Castle Gate") on April 8, 1999. Upon draw down of the funds under the Equity Line of Credit, the Company issued to Castle Gate shares of Series B Preferred Stock ("Series B Preferred") at a price of $1,000 per share and warrants to purchase shares of the Company's Common Stock ("Common Stock").

        The Series B Preferred has an annual cumulative dividend of 5% and may be paid, at the Company's option, in cash or in shares of the Company's Common Stock. The Series B Preferred may be converted at the option of Castle Gate at any time following issuance thereof. Shares of Series B Preferred that have been outstanding for at least four years will be converted into Common Stock automatically on the fourth anniversary or any subsequent anniversary of the issuance of such shares in the event Castle Gate would receive a specified return on its equity investment. Additionally, any shares of Series B Preferred that have not been converted previously will be converted automatically on the seven-year anniversary of the initial issuance of such shares of Series B Preferred. Other rights, preferences and privileges of the Series B Preferred are set forth in the Certificate of Designation filed by the Company with the Secretary of State of Delaware on December 29, 2000 (the "Certificate of Designation"), a copy of which is attached hereto as an exhibit.

        The Company consummated the draw-down under the Equity Line of Credit of $37.5 million (the "Draw") and issued Castle Gate 37,500 shares of Series B Preferred and a warrant to purchase up to 50,000 shares of Common Stock (the "Additional Warrant") at an exercise price of $18.22 pursuant to two amendments to the Equity Line of Credit, the first dated December 21, 2000 (the "First Amendment") and the second dated December 29, 2000 (the "Second Amendment"). In addition, the 187,500 shares issuable under warrant CG-1 (the "Existing Warrant"), the form of which was previously filed by the Company with the Securities and Exchange Commission (the "Commission"), also vested at an exercise price of $18.22. The exercise price for the Additional Warrant and the Existing Warrant was derived in accordance with the terms of the Existing Warrant. The conversion price for the Series B Preferred issued in the Draw is $25.58 per share. The form of the Additional Warrant is attached hereto as an exhibit.

        The above description of the Equity Line of Credit with Castle Gate is a summary and as such is not intended to be complete, and is subject to and qualified by reference to the Certificate of Designation, the First Amendment, the Second Amendment and the Additional Warrants, each of which is incorporated by reference and attached hereto as an exhibit. Additionally, other documents concerning the Equity Line of Credit were filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, with the Commission on the Form 8-K filed April 23, 1999.

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ITEM 7.        FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS

        (c)    Exhibits

Exhibit 4.1    Certificate of Designation of Corixa Corporation

Exhibit 4.2* First Amendment dated December 21, 2000 to the Equity Line of Credit and Securities Purchase Agreement entered into as of April 8, 1999, by and among Corixa and Castle Gate

Exhibit 4.3* Second Amendment dated December 29, 2000 to the Equity Line of Credit and Securities Purchase Agreement entered into as of April 8, 1999, by and among Corixa and Castle Gate

Exhibit 4.4* Warrant Number CG-5 issued by Corixa to Castle Gate on December 29, 2000

Exhibit 99.1 Company press release dated December 29, 2000, announcing Corixa's draw down of the remaining $37.5 million under the Equity Line of Credit and Securities Purchase Agreement entered into as of April 8, 1999, by and among Corixa and Castle Gate

*Confidential treatment requested for portions of these documents.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CORIXA CORPORATION

Dated:  January 4, 2001         By:   /s/ MICHELLE BURRIS
                                   ---------------------------
                                Name:  Michelle Burris
                                Its:  Vice President and Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------

      4.1           Certificate of Designation of the Corixa

      4.2* First Amendment dated December 21, 2000 to the Equity line of Credit and Securities Purchase Agreement entered into as of April 8, 1999, by and among Corixa and Castle Gate

      4.3* Second Amendment dated December 29, 2000 to the Equity Line of Credit and Securities Purchase Agreement entered into as of April 8, 1999, by and among Corixa and Castle Gate

      4.4* Warrant Number CG-5 issued by the Corixa to Castle Gate on December 29, 2000

     99.1 Company press release dated December 29, 2000, announcing the Corixa's draw down of the remaining $37.5 million under the Equity Line of Credit and Securities Purchase Agreement entered into as of April 8, 1999, by and among Corixa and Castle Gate

*Confidential treatment requested for portions of these documents.